UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007 (October 24, 2007)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	11-3131700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On October 24, 2007, Amedisys, Inc. (the “Company”) entered into a Credit and Guaranty Agreement among the Company and its wholly-owned subsidiary, Amedisys Holding, L.L.C., as Borrowers, substantially all of its other subsidiaries, as Guarantors, CIBC Inc., JPMorgan Chase Bank, N.A., UBS Loan Finance LLC, and Regions Bank, as Lenders, CIBC World Markets Corp., as Joint Lead Arranger and Joint Book Runner, JPMorgan Securities, Inc., as Joint Lead Arranger, Joint Book Runner and Syndication Agent, and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent (the “Credit Agreement”). The Credit Agreement provides for a $100 Million revolving credit facility with a maturity date of October 24, 2010, and also provides for swingline loans and issuance of letters of credit subject to sublimits for each. Loan proceeds under the Credit Agreement may be used by the Company for working capital and general corporate purposes, including acquisitions. The Credit Agreement permits an increase in the revolving credit facility to $200 million upon compliance with the terms negotiated for the increase. Availability of loans under the Credit Agreement is subject to accuracy of representations and warranties and compliance with affirmative and negative covenants set forth therein, including an interest coverage ratio and total leverage ratio. Termination of availability of additional loans and immediate maturity of outstanding loans under the Credit Agreement may occur, at the request of the Lenders, upon a Change of Control of the Company (as defined in the Credit Agreement).

The foregoing summary of the Credit Agreement is qualified in its entirety by the terms and conditions set forth in the Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. The Credit Agreement is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell Company Transactions.

Not applicable

(d)	Exhibits.

10.1	Credit and Guaranty Agreement dated as of October 24, 2007, by and among Amedisys, Inc. and Amedisys Holding, L.L.C., as Borrowers, Certain Subsidiaries of Amedisys, Inc., as Guarantors, Various Lenders, CIBC World Markets Corp., as Joint Lead Arranger and Joint Book Runner, JPMorgan Securities, Inc., as Joint Lead Arranger, Joint Book Runner and Syndication Agent, and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: October 29, 2007	By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Credit and Guaranty Agreement dated as of October 24, 2007, by and among Amedisys, Inc. and Amedisys Holding, L.L.C., as Borrowers, Certain Subsidiaries of Amedisys, Inc., as Guarantors, Various Lenders, CIBC World Markets Corp., as Joint Lead Arranger and Joint Book Runner, JPMorgan Securities, Inc., as Joint Lead Arranger, Joint Book Runner and Syndication Agent, and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent